Exhibit 99.1

NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Financial Results for Second Quarter and First Six Months of Fiscal 2012

• Net Income of $2.5 Million, or $0.17 Per Diluted Share for Second Quarter

• Strong Balance Sheet, Strong Liquidity Position Continues

• $116.4 Million Cash & Securities as of March 31, 2012

• $8.3 Million Investment in Personal Injury Claims

ENGLEWOOD CLIFFS, N.J., May 10, 2012 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the second quarter and first six months of its 2012 fiscal year, the period ended March 31, 2012.

The Company reported net income of $2,460,000 for the three month period ended March 31, 2012, or $0.17 per diluted share as compared to net income of $2,855,000 for the three month period ended March 31, 2011, or $0.19 per diluted share. Total revenues for the three month period ended March 31, 2012 were $11,470,000 as compared to $11,234,000 for the three month period ended March 31, 2011, an increase of $236,000 over the prior year. Included in total revenues for the second quarter of fiscal year 2012 is approximately $492,000 from Pegasus Funding, LLC, our new joint venture in the personal injury finance industry.

Net income for the six months ended March 31, 2012 was $5,437,000, or $0.37 per diluted share as compared to net income of $5,521,000, or $0.37 per diluted share for the six months ended March 31, 2011. Total revenues for the six months ended March 31, 2012 were $21,909,000 as compared to $22,072,000 for the same period in the prior year.

Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales, were $18,713,000 for the second quarter of fiscal year 2012, as compared to $21,898,000 in the second quarter of fiscal year 2011. Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales, were $35,683,000 for the six months ended March 31, 2012, compared to $43,004,000 in the six month period ended March 31, 2011.

Income from fully amortized portfolios (zero basis revenue) was $9,247,000 for the three month period ended March 31, 2012, compared to $9,054,000 for the three month period ended March 31, 2011. Income from fully amortized portfolios was $17,830,000 for the six month period ended March 31, 2012, compared to $17,848,000 for the six month period ended March 31, 2011. Net cash collections on the Great Seneca portfolio were $3,394,000 in the second quarter of fiscal year 2012, an increase as compared to $3,331,000 in the second quarter of fiscal year 2011. Net collections on the Great Seneca portfolio were $6,114,000 during the six months ended March 31, 2012 as compared $6,882,000 for the six months ended March 31, 2011. The carrying value of the Great Seneca portfolio at March 31, 2012 was $72,208,000, vs. $84,392,000 at March 31, 2011.

Through the six month period ended March 31, 2012, the Company invested $8,317,000 in personal injury cases, through the new joint venture of Pegasus Funding, LLC. Included in Other income is $492,000 from Pegasus Funding, LLC for the six months ended March 31, 2012.

Investments in accounts acquired for liquidation portfolios totaled $1,324,000 during the second quarter of fiscal year 2012, as compared to $2,120,000 in the second quarter of fiscal year 2011. Investments in accounts acquired for liquidation portfolios during the first six months of fiscal year 2012 were $2,675,000 as compared to $5,003,000 during the six months ended March 31, 2011.

General and administrative expenses were $6,032,000 for the three month period ended March 31, 2012 as compared to $5,651,000 for the three month period ended March 31, 2011. The increase in general & administrative expenses in the second quarter of fiscal year 2012 was related to a $247,000 increase in non-cash expenses, (stock based compensation and depreciation expense) and $248,000 of expenses related to the new joint venture, Pegasus Funding, LLC. Interest expense was $646,000 for the three month period ended March 31, 2012 as compared to $739,000 for the three month period ended March 31, 2011. Impairments of $611,000 were recorded in the three and six month periods ended March 31, 2012, as compared to an impairment of $49,000 recorded in the three and six month periods ended March 31, 2011. General and administrative expenses were $10,798,000 for the six month period ended March 31, 2012 a decrease as compared to $11,132,000 for the six month period ended March 31, 2011. Included in general and administrative expenses for the six month period ended March 31, 2012 is $248,000 of expenses related to Pegasus Funding, LLC. Interest expense was $1,320,000 for the six month period ended March 31, 2012 as compared to $1,618,000 for the same period of the prior fiscal year.

The Company had no senior debt as of March 31, 2012 and September 30, 2011. The balance of the non-recourse debt to the Bank of Montreal was $66,874,000 at March 31, 2012 down from $71,604,000 at September 30, 2011. Also, during the three month period ended March 31, 2012, the Company re-purchased 116,438 shares of the Company at a cost of $923,000. On March 9, 2012 the Company revised its discretionary stock repurchase plan adopted in June 2011, to a non-discretionary stock repurchase plan.

“We are pleased with the results of the second quarter and six month period ended March 31, 2012 as we continue to generate strong cash flow and improve our liquidity position.” commented Gary Stern, Chairman and CEO of the Company. Mr. Stern continued, “We are also pleased with the progress of the new Pegasus Funding, LLC joint venture in which we invested approximately $8.3 million in personal injury claims. Pegasus has contributed approximately $200,000 to our net results in the first six months of fiscal year 2012 including portfolios of claims we invested in prior to the beginning of the venture in the second quarter of fiscal year 2012. As we continue our work in the core business, we believe the quality of the legacy portfolio continues, in that we reported an increase in zero basis revenue to $9.2 million in the second quarter of fiscal year 2012 as compared to $9.0 million in the second quarter of fiscal year 2011. In addition, we continue to seek additional investments in, or acquisitions of, companies in the financial services industry.”

A conference call to discuss the results of the second quarter and first six months of fiscal year 2012 will be held on Wednesday, May 9, 2012 at 4:00PM, EDT

Toll-free dial-in number (U.S. and Canada):

(800) 668-4132

International dial-in number:

(224) 357-2196

Replay:

U.S. and Canada:(800) 585-8367

International: (404) 537-3406

Conference ID: 79119781

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, potential regulation or limitation of interest rates and other fees advanced by Pegasus under federal and/or state regulation, a change in statutory or case law which limits or restricts the ability of Pegasus to charge or collect fees and interest at anticipated levels, plaintiff ‘s being unsuccessful in whole or in part in the litigation upon which our funds are provided, the continued services of the senior management of Pegasus to source and analyze cases in accordance with the underwriting guidelines of Pegasus, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2011 and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements. Our reports filed with the Securities and Exchange Commission are available free of charge through our website at http://www.astafunding.com.

- Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Revenues:
Finance income, net	$10,470,000	$11,137,000	$20,260,000	$21,896,000
Other income	1,000,000	97,000	1,649,000	176,000

	11,470,000	11,234,000	21,909,000	22,072,000

Expenses:
General and administrative	6,032,000	5,651,000	10,798,000	11,132,000
Interest (Related party — March 31, 2011 — Six months, $86,000)	646,000	739,000	1,320,000	1,618,000
Impairments of consumer receivables acquired for liquidation	611,000	49,000	611,000	49,000

	7,289,000	6,439,000	12,729,000	12,799,000

Income before income tax	4,181,000	4,795,000	9,180,000	9,273,000
Income tax expense	1,672,000	1,940,000	3,694,000	3,752,000

Net Income	2,509,000	2,855,000	5,486,000	5,521,000
Less: net income attributable to non-controlling interest	(49,000)	—	(49,000)	—
Net income attributable to Asta Funding, Inc.	$2,460,000	$2,855,000	$5,437,000	$5,521,000

Net income per share attributable to Asta Funding, Inc.:
Basic	$0.17	$0.20	$0.37	$0.38
Diluted	$0.17	$0.19	$0.37	$0.37
Weighted average number of common share outstanding:
Basic	14,642,174	14,633,655	14,640,800	14,619,917
Diluted	14,879,480	14,876,437	14,880,213	14,825,060

ASTA FUNDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2012	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$87,635,000	$84,347,000
Investments:
Available-for-sale	25,963,000	13,515,000
Certificates of Deposit	2,766,000	9,060,000
Restricted cash	1,090,000	1,031,000
Consumer receivables acquired for liquidation (at net realizable value)	101,836,000	115,195,000
Other investments	7,721,000	—
Due from third party collection agencies and attorneys	2,024,000	2,084,000
Prepaid and income taxes receivable	505,000	3,369,000
Furniture and equipment, net	363,000	563,000
Deferred income taxes	13,281,000	14,358,000
Other assets	4,381,000	4,529,000

Total assets	$247,565,000	$248,051,000

LIABILITIES
Debt	$66,874,000	$71,604,000
Other liabilities	2,385,000	3,167,000
Dividends payable	293,000	293,000
Income taxes payable	—	31,000

Total liabilities	69,552,000	75,095,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,642,789 at March 31, 2012 and 14,639,456 at September 30, 2011	146,000	146,000
Additional paid-in capital	75,551,000	74,793,000
Retained earnings	103,230,000	98,377,000
Accumulated other comprehensive income, net of tax	30,000	(290,000)
Treasury Stock (at cost)	(993,000)	(70,000)

Total stockholders’ equity	177,964,000	172,956,000
Non-controlling interest	49,000	—

Total Equity	178,013,000	172,956,000

Total liabilities and stockholders’ equity	$247,565,000	$248,051,000